Exhibit 1.B


                               CMC FUND TRUST

                              AMENDMENT NO. 1
                                     TO
                       RESTATED DECLARATION OF TRUST

     The undersigned officer of CMC Fund Trust (the "Trust") certifies that the following amendments to the Restated Declaration of Trust dated October 13, 1993 of the Trust were duly adopted by the Trustees of the Trust effective March 8, 1994.

     1. Section 4.01-1 of the Trust is amended to read in its entirety as follows:

          "4.01-1 The number of Trustees shall be eight unless that number is changed by resolution adopted by a majority of Trustees.

               The names and addresses of the Trustees are as follows:

               Name                                    Address
               ----                                    -------

               George L. Hanseth                 1300 SW Sixth Avenue
                                                 Portland, OR  97207

               J. Jerry Inskeep, Jr.             1300 SW Sixth Avenue
                                                 Portland, OR  97207

               John A. Kemp                      1300 SW Sixth Avenue
                                                 Portland, OR  97207

               Alexander S. Macmillan            1300 SW Sixth Avenue
                                                 Portland, OR  97207

               Peter C. Olson                    1300 SW Sixth Avenue
                                                 Portland, OR  97207

               James F. Rippey                   1300 SW Sixth Avenue
                                                 Portland, OR  97207

               Peter T. Shand                    1300 SW Sixth Avenue
                                                 Portland, OR  97207

               Richard L. Woolworth              1300 SW Sixth Avenue
                                                 Portland, OR  97207"

     2. Section 3.06 is amended to add a new Section 3.06-5 to read in its entirety as follows:

          "3.06-5 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the third Series to be designated as follows: CMC High Yield Fund."


Dated:  March 8, 1994


                                       GEORGE L. HANSETH
                                       -----------------------------------
                                       George L. Hanseth,
                                       Vice President and Secretary